As filed with the Securities and Exchange Commission on September 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

FARMMI, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 19, 2023

PROSPECTUS

FARMMI, INC.

21,052,629 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the caption “Selling Shareholders” of 21,052,629 of our ordinary shares (the “Shares”), par value $0.025 per share. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale of the Shares by the Selling Shareholders. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares.

The Selling Shareholders may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “FAMI.” On September 18, 2023, the closing price of our ordinary shares was $0.265 per share.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries and consolidated affiliated entities (“VIEs”)  established in People’s Republic of China (“PRC” or “China”), Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”), the U.S., and Canada. Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk. You should carefully read and consider the risk factors beginning on page 15 of this prospectus, and the risk factors described in the documents incorporated by reference into this prospectus for more information before you make your investment decision.

The securities offered in this offering are of the off-shore holding company Farmmi, Inc. (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries. Subsidiaries conduct a vast majority of our  operations in China and the holding company does not conduct operations in China. We also operate online and e-commerce product sales in China through VIEs and rely on contractual arrangements among our PRC subsidiaries, VIEs and their nominee shareholder for the limited online sale operations. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “Farmmi” “we,” “us,” “Company,” or “our,” refers to Farmmi, Inc., a Cayman Islands holding company. “PRC Subsidiaries” refer to our subsidiaries incorporated in mainland China, “Hong Kong Subsidiaries” refer to our subsidiaries incorporated in Hong Kong, and “North America Subsidiaries” refer to subsidiaries incorporated in the U.S. and in Canada. We will also refer to all of our subsidiaries, “Subsidiaries”. “VIEs” refer to our affiliated entities incorporated in mainland China and the financial results of the VIEs are consolidated into our financial statements for accounting purposes, but we do not own any equity interest in the VIEs.

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We are also subject to legal and operational risks associated with being based in and having the majority of the company’s operations in PRC. The Chinese government may intervene or influence the operation of our PRC operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements, etc. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

On February 17, 2023, with the approval of the State Council, China Securities Regulatory Commission (the “CSRC”) issued the relevant system and rules for the management of overseas listing records, which was  implemented on March 31, 2023. A total of six institutional rules (the “Listing Records Rules”) have been issued this time, including the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises (hereinafter referred to as the “Trial Measures”) and five supporting guidelines. Under the Listing Records Rules, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures also set forth a list of circumstance under which overseas offering and listing by domestic companies established in mainland China is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the domestic company established in mainland China, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the domestic company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of the company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas offering and listing by domestic companies established in mainland China, and thus, we are subject to the Listing Records Rules and the relevant filing procedures as required. Further, we believe, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by domestic companies established in mainland China as listed above applies to us, and we can offer and continue to offer our ordinary shares on Nasdaq.

In accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. If we or our Mainland China Subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our Mainland China Subsidiaries, and impose a fine of between RMB 1,000,000 yuan and RMB 10,000,000 yuan. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

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Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which has come into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As of the date of this prospectus, we believe that we and our subsidiaries have not provided or publicly disclosed any documents or materials involving state secrets or work secrets of PRC government agencies or any of which may adversely affect national security or public interests, to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We intend to strictly comply with the Confidentiality Provisions and other relevant PRC laws and regulations in our offering and listing on Nasdaq in future.

However, any failure of us or our mainland China subsidiaries to fully comply with the Listing Records Rules and/or the Confidentiality Provisions, may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — The approval of, filing or other procedures with the CSRC or other Chinese regulatory authorities may be required in connection with issuing securities to foreign investors under PRC law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

We or our Subsidiaries may also be subject to PRC laws relating to the use, sharing, retention, security and transfer of confidential and private information, such as personal information and other data. On November 14, 2021, the Cyberspace Administration of China (“CAC”) released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, to solicit public opinion and comments till December 13, 2021, which has not been promulgated as of the date of this prospectus. Pursuant to the Data Security Management Regulations Draft, data processors holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on November 16, 2021, and became effective on February 15, 2022, an online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we or our Subsidiaries file for approval for this offering. We don’t believe that we or any of our Subsidiaries will be subject to either the amended Cybersecurity Review Measures or the Data Security Management Regulations Draft since none of us hold more than one million users/users’ individual information. However, it is uncertain how the above-mentioned new laws or regulations will be enacted, interpreted or implemented, and whether it will affect us. Since the regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Subsidiaries’ daily business operation, their ability to accept foreign investments, and our ability to continue to list or offer securities on an U.S. exchange.

On February 7, 2021, the Anti-Monopoly Committee of the State Council promulgated the Anti-monopoly Guidelines for the Platform Economy Sector, or the Anti-monopoly Guideline, aiming to improve anti-monopoly administration on online platforms. The Anti-monopoly Guideline, operating as the compliance guidance under the then-existing PRC anti-monopoly regulatory regime for platform economy operators, specifically prohibits certain acts of the platform economy operators that may have the effect of eliminating or limiting market competition, such as concentration of undertakings.

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The PRC anti-monopoly regulatory regime started with the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress of China (“SCNPC”) on August 30, 2007 and effective on August 1, 2008, which requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce of China (“MOFCOM”) before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the NDRC, and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus, we have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Third Amended and Restated Articles of Association, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends, if any, shall be paid in proportion to the number of shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid.

Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

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Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC resident enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in a PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiaries. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate when our subsidiaries in mainland China plan to declare and pay dividends to their Hong Kong parent companies.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our subsidiaries in China only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (the “SAFE”) in accordance with relevant PRC laws and regulations. Our PRC subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. In addition, in accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we have been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. If we or our mainland China subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our mainland China subsidiaries, and impose a fine of between RMB 1,000,000 yuan and RMB 10,000,000 yuan. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and only through loans to our consolidated affiliated entities, subject to satisfaction of applicable government registration and approval requirements.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines it is unable to inspect or investigate completely our auditors for two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, YCM CPA Inc., headquartered in Irvine, California, has been inspected by the PCAOB on a regular basis. Our auditor was not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that were subject to PCAOB’s determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Notwithstanding the foregoing, in the future, if it is determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____  , 2023.

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Shareholder may sell our ordinary shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

All references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our Company - Overview

We are not a Chinese operating company but a Cayman Islands holding company with most of the operations conducted by our Subsidiaries established in PRC.

In addition, we also sell our products through online and e-commerce channels. PRC laws and regulations restrict and impose conditions on foreign investment in internet based, value-added telecommunication services, mobile application services and certain other businesses. Accordingly, we operate our online and e-commerce sales in China mainly through our consolidated affiliated entities and rely on contractual arrangements among our PRC subsidiaries, consolidated affiliated entities and their nominee shareholder to control the business operations. Those affiliated entities are consolidated for accounting purposes, but are not entities in which our Cayman holding company, or our investors, own equity. Such structure and the contractual arrangements are designed to enable Farmmi to have power to direct significant activities of those entities and to receive economic benefits from these entities where PRC law prohibits, restricts or imposes conditions on direct foreign investment in such entities.

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Our consolidated affiliated entities have been treated as Variable Interest Entities under the Statement of Financial Accounting Standards Board Accounting Standards Codification 810 Consolidation and we are regarded as the primary beneficiary of our consolidated affiliated entities, or VIEs. Accordingly, we treat our VIEs as our consolidated entities under U.S. GAAP and we consolidate the financial results of our VIEs in our consolidated financial statements in accordance with U.S. GAAP.

Our subsidiaries, our VIEs and the shareholder of VIEs have entered into a series of contractual agreements. These contractual arrangements enable us to: (a) receive the economic benefits that could potentially be significant to our consolidated affiliated entities in consideration for the services provided by our subsidiaries; (b) exercise effective control over our consolidated affiliated entities; and (c) hold an exclusive option to purchase all or part of the equity interests in our VIEs when and to the extent permitted by PRC law. The contractual arrangements among our subsidiaries, our VIEs and their shareholder generally include shareholder voting rights proxy agreements, exclusive equity purchase option agreements, technologies, management and consulting services agreements, and equity interest pledge agreements. As a result of the contractual arrangements, we have effective control over and are considered the primary beneficiary of these affiliated companies, and we have consolidated the financial results of these companies in our consolidated financial statements.

The contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated affiliated entities and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman holding company, to enforce these contractual arrangements. Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. Investors may never directly hold equity interests in our VIEs. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factor — Risks Relating to Doing Business in China.”

PRC laws and regulations governing business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the operations of our PRC Subsidiaries and Hong Kong Subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or influence the operations of our PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of our PRC operating entities and/or the value of our ordinary shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Permission Required from the PRC Authorities for the Company’s Operation and to Issue Our Ordinary Shares to Foreign Investors”; “Risk Factor — The approval of, filing or other procedures with the CSRC or other Chinese regulatory authorities may be required in connection with issuing securities to foreign investors under PRC law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the Public Company Accounting Oversight Board of the United States (“PCAOB”) determines it is unable to inspect or investigate completely our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

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Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous Determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our current auditor, YCM CPA Inc., headquartered in Irvine, California, is a firm registered with the PCAOB and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. YCM CPA Inc. has been subjected to PCAOB inspections. Notwithstanding the foregoing, in the future, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditors to provide audit documentations to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA. See “Risk Factors—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for two consecutive years” for more information.

Permission Required from the PRC Authorities for the Company’s Operation and to Issue Our Ordinary Shares to Foreign Investors

We conduct our business in China through our subsidiaries, and prior to August 2021, also through our VIEs in China. Our operations in China are governed by PRC laws and regulations. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our PRC subsidiaries are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of our PRC subsidiaries is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of our PRC subsidiaries has obtained a valid business license from the local SAMR, and no application for any such license has been denied. Our PRC subsidiaries are also required to obtain certain licenses and permits, including but not limited to the following material licenses and permits: Farmmi Food and Farmmi Biotech are required to obtain food business licenses pursuant to the PRC Food Safety Law. As of the date of this prospectus, as advised by our PRC legal counsel, Zhejiang Zhengbiao Law Firm, we and our PRC subsidiaries have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

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In connection with our previous issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we and our PRC subsidiaries, (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not received or were denied such requisite permissions by any PRC authority. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

On February 17, 2023, with the approval of the State Council, China Securities Regulatory Commission (the “CSRC”) issued the relevant system and rules for the management of overseas listing records, which will be implemented from March 31, 2023. A total of six institutional rules (the “Listing Records Rules”) have been issued this time, including the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises (hereinafter referred to as the “Trial Measures”) and five supporting guidelines. Under the Listing Records Rules, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures also set forth a list of circumstance under which overseas offering and listing by domestic companies established in mainland China is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the domestic company established in mainland China, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the domestic company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of the company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas offering and listing by domestic companies established in mainland China, and thus, we are subject to the Listing Records Rules and the relevant filing procedures as required. Further, we believe, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by domestic companies established in mainland China as listed above applies to us, and we can offer and continue to offer our ordinary shares on Nasdaq.

In accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. If we or our Mainland China Subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our Mainland China Subsidiaries, and impose a fine of between RMB 1,000,000 yuan and RMB 10,000,000 yuan. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

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Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which will come into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Once effective, any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As of the date of this prospectus, we believe that we and our subsidiaries have not provided or publicly disclosed any documents or materials involving state secrets or work secrets of PRC government agencies or any of which may adversely affect national security or public interests, to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We intend to strictly comply with the Confidentiality Provisions and other relevant PRC laws and regulations in our offering and listing on Nasdaq in future.

However, any failure of us or our mainland China subsidiaries to fully comply with the Listing Records Rules and/or the Confidentiality Provisions, once effective, may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

On July 10, 2021, the CAC published a revised draft revision to the Cybersecurity Review Measures for public comment, or the Revised Cybersecurity Measures. Under these measures, an operator having more than one million users shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public overseas. The procurement of network products and services, data processing activities and overseas listing should also be subject to cybersecurity review if they concern or potentially pose risks to national security. According to the effective Cybersecurity Review Measures, online platform/website operators of certain industries may be identified as critical information infrastructure operators by the CAC, once they meet standard as stated in the National Cybersecurity Inspection Operation Guide, and such operators may be subject to cybersecurity review. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and other government agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Cybersecurity Review Measures. Under the Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure and the online platform operators (collectively, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Measures, we believe we are not subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than one million users; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the PRC authorities. We don’t believe that we are an Operator within the meaning of the Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Measures. Further, an expert interpretation of the Measures published at the CAC’s website on February 17, 2022 indicated no application review is required for operators that have been listed abroad before the implementation of the Revised Cybersecurity Measures. However, the Measures were just recently released and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, certain terms used in the Measures are not defined and require further clarification on their meaning. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing, and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

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The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China, including adopting new measures to extend the scope of cybersecurity reviews, cracking down on illegal activities in the securities market, and expanding the efforts in anti-monopoly enforcement. The PRC government is increasingly focused on data security. In July 2021, the CAC opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data. On November 14, 2021, the CAC published the Draft Regulations on Network Data Security Management in November 2021 for public comments, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the Draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, would be required to carry out an annual data security review and comply with the relevant reporting obligations. As of the date of this prospectus, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties. We have been closely monitoring the regulatory development in China, particularly regarding the requirements of approvals, annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure our investors that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and/or securities offerings. The PRC regulatory requirements with respect to cybersecurity and data security are constantly evolving and can be subject to varying interpretations and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with these cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations.

Because we are relying on advice of our PRC counsel with regard to PRC laws, there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from a governmental agency that is required to approve of our operations and/or listings. In the event that an government approval is required, we cannot assure our investor that we will be able to receive clearance in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors–Risks Relating to Doing Business in China.”

Dividend Distributions and Cash Transfer among Farmmi and the Subsidiaries

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus, we have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Third Amended and Restated Articles of Association, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends, if any, shall be paid in proportion to the number of shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid.

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Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC resident enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in a PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiaries. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate when our subsidiaries in mainland China plan to declare and pay dividends to their Hong Kong parent companies.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our subsidiaries in China only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (the “SAFE”) in accordance with relevant PRC laws and regulations. Our PRC subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. In addition, in accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we have been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. If we or our mainland China subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our mainland China subsidiaries, and impose a fine of between RMB 1,000,000 yuan and RMB 10,000,000 yuan. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

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Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and only through loans to our consolidated affiliated entities, subject to satisfaction of applicable government registration and approval requirements.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

The Holding Foreign Companies Accountable Act (“HFCAA”)

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the Public Company Accounting Oversight Board of the United States (“PCAOB”) determines it is unable to inspect or investigate completely our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous Determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our current auditor, YCM CPA Inc., headquartered in Irvine, California, is a firm registered with the PCAOB and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. YCM CPA Inc. has been subjected to PCAOB inspections. Notwithstanding the foregoing, in the future, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditors to provide audit documentations to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

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ABOUT OUR COMPANY

Business Overview

For the fiscal year ended September 30, 2022, we mainly process and/or sell four categories of agricultural products: Shiitake mushrooms, Mu Er mushrooms, cotton, corn, other edible fungi, and other agricultural products. We do not grow fungi, but purchase dried edible fungi from third party suppliers, mainly from family farms, and two co-operatives representing family farms, Jingning Liannong Trading Co. Ltd. (“JLT”) and Qingyuan Nongbang Mushroom Industry Co., Ltd. (“QNMI”), with whom we have worked with for many years. JLT and QNMI are two companies in Lishui area where our facilities are located. They are co-operatives representing family farms which plant and provide edible fungi. JLT and QNMI themselves do not have any facility and do not process any fungi. They are established to share resources such as procurement information and to enjoy the advantage of economy of scale. After we select and filter the dried edible fungi for specific size and better quality, we may further dehydrate them again, as deemed necessary, to ensure the uniform level of dryness of our products. We then package the fungi products for sale. The only products we process and package are edible fungi, which are processed and packaged at our own processing facilities. For other agricultural products, such as rice and edible oil, we purchase them from third-party suppliers, and sell these products at our online store Farmmi Jicai. Mainly through distributors, we offer gourmet dried mushrooms to domestic and overseas retail supermarkets, produce distributors and foodservice distributors and operators. We have become an enterprise with advanced processing equipment and business management experience, and we pride ourselves on consistently producing quality mushrooms and serving our customers with a high level of commitment.

We sell most of our products to domestic distributors in China, which then sell in China and internationally. For the year ended September 30, 2022, we sold approximately 98.2% of our products in China and 1.8% outside mainland China, including in the U.S., Japan, Canada, and other countries or regions. In addition, we sell products online through our own e-commerce platforms, Farmmi Jicai (www.farmmi88.com) and Farmmi Liangpin Market (mobile application and mini program on WeChat; closed on December 31, 2020). We tested a few offline stores in Hangzhou, Zhejiang but closed them by March 2020 due to the impact of the COVID-19 outbreak.

Organizational Structure

Our current corporate structure is as follows:

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Below is a list of our subsidiaries mentioned in the above corporate structure:

•	Farmmi International Limited (“Farmmi International”)
•	Farmmi (Hangzhou) Enterprise Management Co., Ltd. (“Farmmi Enterprise”)
•	Farmmi Technology (Lishui) Co., Ltd. (“Farmmi Technology”)
•	Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd. (“Farmmi Agricultural”)
•	Zhejiang FLS Mushroom Co., Ltd. (“FLS Mushroom”)
•	Zhejiang Forest Food Co., Ltd. (“Forest Food”)
•	Zhejiang Farmmi Food Co., Ltd. (“Farmmi Food”)
•	Lishui Farmmi E-Commerce Co., Ltd. (“Farmmi E-Commerce”)
•	Zhejiang Farmmi Biotechnology Co., Ltd. (“Farmmi Biotech”)
•	Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd. (“Farmmi Ecology”)
•	Zhejiang Farmmi Agricultural Supply Chain Co., Ltd. (“Farmmi Supply Chain”)
•	Farmmi (Hangzhou) Health Development Co., Ltd. (“Farmmi Houzhou Health Development”)
•	Zhejiang Farmmi Healthcare Technology Co., Ltd. (“Zhejiang Farmmi Healthcare”)
•	Zhejiang Farmmi Holding Group Co. LTD (“Farmmi Holding”)
•	Jiangxi Xiangbo Agriculture and Forestry Development Co., Ltd. (“Jiangxi Xiangbo”)
•	Guoning Zhonghao (Ningbo) Trade Co., Ltd. (“Guoning Zhonghao”)
•	Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.
•	Zhejiang Suyuan Agricultural Technology Co., Ltd
•	Farmmi Canada Inc.
•	FARMMI USA INC.

Our consolidated affiliated entities, or VIEs:

•	Hangzhou Nongyuan Network Technology Co., Ltd. (“Nongyuan Network”)
•	Zhejiang Yitang Medical Service Co., Ltd. （“Yitang Medical”）
•	Zhejiang Yiting Medical Technology Co., Ltd. (“Yiting Medical”)
•	Lishui Yilong Enterprise Management Co., Ltd.
•	Lishui Yifeng Medical Health Technology Co., Ltd.
•	Lishui Yifeng Yilong Medical Technology Development Partnership (Limited Partnership)
•	Lishui Yitang Shangke Medical and Health Technology Partnership (Limited Partnership)

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Our Corporate Structure and the Operations of Our PRC Subsidiaries and Consolidated Entities

Farmmi, Inc. (the “Farmmi,” “we,” “our” or “us”) is not a PRC operating company but a holding company incorporated in the Cayman Islands (“Cayman”). As a holding company, we conduct most of our operations through our subsidiaries based in mainland China, or PRC. In addition, we also sell our products through online and e-commerce channels. PRC laws and regulations restrict and impose conditions on foreign investment in internet based, value-added telecommunication services, mobile application services and certain other businesses. Accordingly, we operate our online and e-commerce sales in China mainly through our consolidated affiliated entities and rely on contractual arrangements among our PRC subsidiaries, consolidated affiliated entities and their nominee shareholder to control the business operations. Those affiliated entities are consolidated for accounting purposes, but are not entities in which our Cayman holding company, or our investors, own equity. Such structure and the contractual arrangements are designed to enable Farmmi to have power to direct significant activities of those entities and to receive economic benefits from these entities where PRC law prohibits, restricts or imposes conditions on direct foreign investment in such entities.

Our consolidated affiliated entities have been treated as Variable Interest Entities under the Statement of Financial Accounting Standards Board Accounting Standards Codification 810 Consolidation and we are regarded as the primary beneficiary of our consolidated affiliated entities, or VIEs. Accordingly, we treat our VIEs as our consolidated entities under U.S. GAAP and we consolidate the financial results of our VIEs in our consolidated financial statements in accordance with U.S. GAAP.

Our subsidiaries, our VIEs and the shareholder of VIEs have entered into a series of contractual agreements. These contractual arrangements enable us to: (a) receive the economic benefits that could potentially be significant to our consolidated affiliated entities in consideration for the services provided by our subsidiaries; (b) exercise effective control over our consolidated affiliated entities; and (c) hold an exclusive option to purchase all or part of the equity interests in our VIEs when and to the extent permitted by PRC law. The contractual arrangements among our subsidiaries, our VIEs and their shareholder generally include shareholder voting rights proxy agreements, exclusive equity purchase option agreements, technologies, management and consulting services agreements, and equity interest pledge agreements. As a result of the contractual arrangements, we have effective control over and are considered the primary beneficiary of these affiliated companies, and we have consolidated the financial results of these companies in our consolidated financial statements. For more details of these contractual arrangements, see “Item 4. Information on the Company-B. Business Overview;” and “Item 4. Information on the Company-C. Organizational Structure.”

The contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated affiliated entities and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman holding company, to enforce these contractual arrangements. Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. Investors may never directly hold equity interests in our VIEs. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.  See “ Risk Factors-Risks Relating to Doing Business in China.”

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THE OFFERING

Shares offered by the Selling Shareholder:	21,052,629 ordinary shares.

Ordinary Shares currently outstanding	47,470,672 ordinary shares as of September 18, 2023, excluding 22,856 ordinary shares reserved under our 2018 share incentive plan.

Terms of this offering:

The Selling Shareholder, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:

All proceeds from the sale of the Shares offered hereby will be for the account of the Selling Shareholder. We will not receive any proceeds from the sale of the Shares offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Nasdaq Capital Market Symbol:	“FAMI”

Trading:	Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol FAMI.

Risk factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 15 before deciding to invest in our ordinary shares.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our ordinary shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

Risks Related to this Offering

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Ordinary Shares to decrease and could cause you to lose some or all of your investment in our Ordinary Shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six-month period prior to the date of this prospectus, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

Risks Related to the Current Pandemic and Geopolitical Instability

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition, and results of operations may be materially adversely affected by the negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

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U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions.

Additionally, various of Russia’s actions have led to sanctions and other penalties being levied by the U.S., the European Union, and other countries, as well as other public and private actors and companies, against Russia and certain other geographic areas, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system and restrictions on imports of Russian oil, liquified natural gas and coal. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could further adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

We face risks related to epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to produce our products, as well as temporary closures of our facilities or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our services and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since January 2020 and could materially adversely affect our business and financial results for the remaining months of the 2023 calendar year.

Our ability to manufacture and/or sell our products may be impaired by damage or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. Since late 2019, COVID-19 has had a significant adverse impact on our business and operations. The effect was reduced in fiscal year 2021 when the spread of the disease has gradually been under control in China. However, in fiscal year 2022, some instances of COVID-19 infections have emerged in various regions of China, including infections caused by the Omicron variant. For example, a wave of infections caused by the Omicron variant emerged in Shanghai in early 2022, and a series of restrictions and quarantines were implemented to contain the spread. The logistics was affected to certain extent, and the plan for the employees to come back to work was delayed as well.

Since December 2022, the Chinese government has modified its COVID-19 control policy, and most of the travel restrictions and quarantine requirements have been lifted. However, we cannot be assured that more lockdowns and other restrictive measures will not be implemented in the future caused by a resurgence, which could negatively affect the sales, the collection of the payments from account receivables and the utilization of advances to suppliers. resurgence The impact of COVID-19 pandemic on us in the future will depend on future developments which are highly unpredictable and beyond our control, such as the frequency, duration and severity of the resurgence of COVID-19 and the emergence of new variants, as well as the measures that may be taken by governments around the world in response to these developments, the impact of the pandemic on the global economy and the measures taken by governments to stimulate the general economy. Therefore, we cannot guarantee that the pandemic will not continue to have an adverse effect on our business and results of operations in the future, which may be material.

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Our operating results and liquidity needs could be affected negatively by global market fluctuations and economic downturns.

Our operating results and liquidity could be affected negatively by global economic conditions generally, both in the U.S. and elsewhere around the world, including but not limited to that related to the COVID-19 pandemic, the Russian invasion of Ukraine and related sanctions and global IT threats. Domestic and international equity and debt markets have experienced and may in the future experience heightened volatility and turmoil based on domestic and international economic conditions and concerns. In the event these economic conditions and concerns continue or worsen and the markets again become volatile, or a bear market ensues in the U.S. stock market, including as a result of the COVID-19 pandemic, the Russian invasion of Ukraine and related sanctions or other stimulus, our operating results and liquidity could be affected adversely by those factors in many ways, including making it more difficult for us to raise funds if necessary, and our stock price may decline.

Risks Related to Doing Business in China

The PRC government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our ordinary shares.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industries that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in mainland China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, if taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to our investors and could cause the value of our ordinary shares to significantly decline or become worthless.

The approval of, filing or other procedures with the CSRC or other Chinese regulatory authorities may be required in connection with issuing securities to foreign investors under PRC law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

The Chinese government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in mainland China could be undermined if our Chinese subsidiaries and consolidated entities are not able to obtain or maintain approvals to operate in mainland China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, appear to require that offshore special purpose vehicles, controlled by Chinese companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Chinese domestic companies or assets in exchange for the shares of the offshore special purpose vehicles, obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

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Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted in addition to the Cyber Security Law and Data Security Law.

On February 17, 2023, with the approval of the State Council, the CSRC issued the Listing Records Rules, including the Trial Measures, for the administration of overseas listing filing system, which will be implemented from March 31, 2023. Under the Listing Records Rules, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market are required to undertake filing procedures with the CSRC for its overseas offering and listing activities. Further, the Trial Measures set forth a list of circumstance under which overseas offering and listing by PRC domestic companies is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the company established in mainland China , or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas offering and listing by companies established in China, and thus, we are subject to the Listing Records Rules and the relevant filing procedures as required. Further, we believe, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by companies established in China as listed above applies to us, and we can offer and continue to offer our ordinary shares on Nasdaq.

In accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required by the Trial Measures in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. If we or our Mainland China Subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our Mainland China Subsidiaries, and impose a fine of between RMB 1,000,000 yuan and RMB 10,000,000 yuan. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which came into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, companies established in China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such companies established in China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Once effective, any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

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Any failure of us or our Mainland China Subsidiaries to fully comply with the Listing Records Rules, may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

If the approval of, filing or other procedure with the CSRC or any other regulatory authority is required for issuing our securities to foreign investors, it is uncertain whether we will be able and how long it will take for us to obtain the approval or complete the filing or other procedure, despite our best efforts. If we, for any reason, are unable to obtain or complete, or experience significant delays in obtaining or completing, the requisite relevant approval(s), filing or other procedure(s), we may face sanctions by the CSRC or other Chinese regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of mainland China, limit our operations in mainland China, delay or restrict the repatriation of the proceeds from our public offerings into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our shares.

To operate our general business activities currently conducted in mainland China, each of our Chinese subsidiaries is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of our Chinese subsidiaries has obtained a valid business license from the local counterpart of the SAMR, and no application for any such license has been denied.

If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, the value of our ordinary shares may decline in value or become worthless.

In July 2021, the Chinese government provided new guidance on Chinese companies raising capital outside of mainland China, including through arrangements called variable interest entities, or VIEs. We are not in an industry that is subject to foreign ownership limitations in mainland China. While most of our business operations are conducted by our PRC subsidiaries, our product sales via online and e-commerce channels, which account for a smaller portion of our business, are engaged by our VIEs through a series of contractual arrangements entered into between our subsidiaries and VIEs and the shareholder of the VIEs. As a result of these contractual arrangements, we exert control over VIEs and their subsidiaries and consolidate the VIEs’ operating results in our financial statements under U.S. GAAP. We believe our current ownership structure and the contractual arrangements among our subsidiaries, VIEs and the shareholder of the VIEs are not in violation of existing PRC laws, rules and regulations; and those contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entities structures will be adopted or if adopted, what they would provide. In particular, in January 2015, the Ministry of Commerce, or MOFCOM, published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. In December 2018, the Standing Committee of the National People’s Congress published a discussion draft of a new proposed Foreign Investment Law, aiming to replace the major existing laws governing foreign direct investment in China. On January 29, 2019, the discussion draft with slight revisions, or the New Draft Foreign Investment Law, was submitted for review. Pursuant to the New Draft Foreign Investment Law, foreign investments shall be subject to the negative list management system. However, the New Draft Foreign Investment Law does not mention “actual control” as regulated in the previous draft and the position to be taken with respect to the existing or future companies with the “variable interest entities” structure. On March 15, 2019, the Foreign Investment Law of the People’s Republic of China, or the Final Foreign Investment Law, with slight revision, was finally issued and became effective on January 1, 2020.

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Although variable interest entities structures are not included in the Final Foreign Investment Law, it is uncertain whether any interpretation and implementation of the Final Foreign Investment Law or new PRC laws, rules or regulations relating to variable interest entities structures will be adopted or if adopted, what they would provide. If the ownership structure, contractual arrangements and business of our PRC subsidiary or its consolidated VIEs are found to be in violation of any existing or future PRC laws or regulations, or our PRC subsidiary fails to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating its income or the income of its PRC subsidiary or consolidated variable interest entities, revoking the business licenses or operating licenses of its PRC subsidiary or consolidated variable interest entities, discontinuing or placing restrictions or onerous conditions on its operations, requiring our PRC operations to undergo a costly and disruptive restructuring and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our financial service business operations and severely damage its reputation, which would in turn materially and adversely affect its business, financial condition and results of operations. If any of these occurrences results in its inability to direct the activities of its consolidated variable interest entities, and/or its failure to receive economic benefits from its consolidated variable interest entities, we may not be able to consolidate our VIEs’ results into our consolidated financial statements in accordance with U.S. GAAP.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100. On December 2, 2021, the SEC adopted amendments to final rules implementing the disclosure and submission requirements of the HFCAA.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong which establishes a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Congress passed fiscal year 2023 Omnibus spending legislation in December 2022, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

Our current auditor, YCM CPA Inc., an independent registered public accounting firm that is headquartered in the United States, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. YCM CPA Inc. has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections or investigations of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

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U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, Companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As a result of these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, as the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

We are subject to exchange rate risk between U.S. dollar and Renminbi because we sell our products in U.S. dollar from time to time, and our export distributors settle in U.S. dollar and these distributors may also be affected by U.S. dollar exchange rate. If China’s currency appreciates, our products may become more expensive to export to other countries and our sales may be negatively affected by the appreciation.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive upon cash exercises, if any, of the warrants to purchase the Ordinary Shares offered hereby into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

PRC government has legalized the VIE structure for the first time, but VIE structure still faces many uncertainties.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses.

Because we are a Cayman Islands company, we are classified as a foreign enterprise under PRC laws and regulations, and most of our PRC subsidiaries, (Farmmi (Hangzhou) Enterprise Management Co., Ltd. (“Farmmi Enterprise”), Lishui Farmmi Technology Co., Ltd. (“Farmmi Technology”), Farmmi Agricultural), are foreign-invested enterprises, or FIEs. To comply with PRC laws and regulations, we conduct our e-commerce websites (Farmmi Jicai and Farmmi Liangpin Market which we recently closed) in China through contractual arrangements with our VIE and its shareholder. These contractual arrangements provide us with effective control over our VIE and enable us to receive substantially all of the economic benefits of our VIE in consideration for the services provided by our foreign-owned PRC subsidiaries, and have an exclusive option to purchase all of the equity interest in our VIE when permissible under PRC laws. For a description of our VIE structure and these contractual arrangements, see “Item 4. Information on the Company - C. Organizational Structure - Hangzhou Nongyuan Network Technology Co., Ltd. (‘Nongyuan Network’).”

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Based on the advice of our PRC legal counsel, Zhejiang Zhengbiao Law Firm, the corporate structure of our VIE in China are in compliance with all existing PRC laws and regulations. According to the administrative provisions of the State Council on overseas securities issuance and listing of domestic enterprises (Draft for comments) (hereinafter referred to as the Administrative Provisions) and the administrative measures for the filing of overseas securities issuance and listing of domestic enterprises (Draft for comments) (hereinafter referred to as the Filing Measures) issued by the CSRC on December 24, 2021, The VIE framework has been officially recognized, but these two laws in draft are soliciting public opinions. At present, they have not been officially promulgated or come into force, and many filing requirements have been put forward for VIE. If VIE structure enterprises satisfy the premise of complying with domestic laws and regulations, and meet the compliance requirements, these VIE structure enterprises can go for overseas listing after filing with the appropriate government agencies, but the legislators have not yet provided a detailed explanation of the word "compliance requirements". According to relevant legislative explanations and interpretations, the new regulations are not retroactive in principle, but additional offerings after overseas listing still need to be subject to regulatory measures such as filings. In addition, the new regulations require stricter national security and data security in the process of overseas listing. For example, "personal information of more than 100,000 people or sensitive personal information of more than 10,000 people" is subject to supervision of Chinese government. Chinese government's legislation or legal supervision on VIE structure has just begun, the new regulations are only the "first step", and other supporting rules will inevitably follow up in the future. Also, the two new regulations would be revised to some extent after the comments period, so overseas listed companies with VIE structure still faces many legal uncertainties. We need to wait for the more detailed rules and guideline on the VIE structure. According to PRC lawyers, since the Chinese government is a government under the rule of law. Before laws are promulgated, there will be a process of soliciting comments or publicizing them in advance. It is unlikely that there will be a sudden change in legislative act without prior notice. Our PRC legal counsel has further advised that if the PRC government authority finds that our corporate structure, the contractual arrangements or the reorganization to establish our current corporate structure do not comply with any applicable PRC laws, rules or regulations, the contractual arrangements will become invalid or unenforceable, and we could be subject to severe penalties including being prohibited from continuing operations.

If we or any of our current or future VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology, or MIIT, which regulates internet information services companies, SAIC, which regulates advertising companies, and the CSRC would have broad discretion in dealing with such violations, including levying fines, confiscating our income or the income of Farmmi Agricultural and the VIE, revoking the business licenses or operating licenses of Farmmi Agricultural and the VIE, shutting down our servers or blocking our websites, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting our rights to use the proceeds upon cash exercises, if any, of the warrants to purchase the Ordinary Shares offered hereby to finance our business and operations in China, or taking other enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business and results of operations. In addition, if the imposition of any of these penalties causes us to lose the rights to direct the activities of the VIE or our right to receive their economic benefits, we would no longer be able to consolidate the VIE. Our VIE was engaged in the operation of our own e-commerce websites, which were established in August 2016. Our VIE had revenue of $25.3 million, $5.5 million and $4.6 million for the years ended September 30, 2022, 2021 and 2020, respectively.

Our contractual arrangements with our VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Nongyuan Network and its shareholder to operate our e-commerce websites. For a description of our VIE structure and these contractual arrangements, see “Item 4. Information on the Company - C. Organizational Structure - Hangzhou Nongyuan Network Technology Co., Ltd. (‘Nongyuan Network’).” These contractual arrangements may not be as effective in providing us with control over the VIE as direct ownership. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance of the contractual obligations by our VIE and its shareholder to exercise control over our VIE. Therefore, our contractual arrangements with our VIE may not be as effective in ensuring our control over our e-commerce websites in China as direct ownership would be.

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Our VIE may conduct actions which cause our loss.

Xinyang Wang, a daughter of Mr. Zhengyu Wang, one of the directors of our Company and Ms. Yefang Zhang, our Chairwoman and Chief Executive Officer, is the sole shareholder of our VIE. The Exclusive Call Option Agreement between Farmmi Agricultural, Xinyang Wang and our VIE Nongyuan Network provides that Nongyuan Network may not conduct key actions without the prior written consent of Farmmi Agricultural, such as amending its articles of association. See “Item 4. Information on the Company - C. Organizational Structure - Hangzhou Nongyuan Network Technology Co., Ltd. (‘Nongyuan Network’).” However, the list of these key actions may not be comprehensive enough to protect us. For example, the key actions requiring Farmmi Agricultural prior written consent exclude entering into material contracts in the ordinary course of business. It is possible that contracts entered by Nongyuan Network in the ordinary course of business, such as procurement agreements with exceptionally high amount, may be detrimental to its business. As we are obligated to absorb all of our VIE’s loss from its activities, entry in these agreements by our VIE may cause our loss.

The shareholder of our VIE may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with her and our VIE. Any failure by our VIE or its shareholder to perform her obligations under our contractual arrangements with her would have a material adverse effect on our business and financial condition.

Xinyang Wang is the sole shareholder of our VIE. She may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with her and our VIE. If our VIE or its shareholder fails to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholder of Nongyuan Network were to refuse to transfer her equity interests in Nongyuan Network to us or our designee when we exercise the call option pursuant to these contractual arrangements, if she transferred the equity interests to other persons against our interests, or if she were otherwise to act in bad faith toward us, then we may have to take legal actions to compel her to perform his contractual obligations.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our e-commerce websites may be negatively affected.

Contractual arrangements our subsidiary has entered into with our VIE may be subject to scrutiny by the PRC tax authorities and a finding that we or our VIE owes additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Farmmi Agricultural, our VIE and the shareholder of our VIE do not represent arm’s-length prices and consequently adjust Farmmi Agricultural’s or our VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our VIE, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on Farmmi Agricultural or our VIE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if Farmmi Agricultural or our VIE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

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The shareholders and director of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our e-commerce websites.

Xinyang Wang, a daughter of our CEO and Chairwoman Yefang Zhang and Zhengyu Wang, one of our directors, is the shareholder and executive director (legal representative) of our VIE Nongyuan Network. As Xinyang Wang is affiliated with both parties of the contractual arrangements, conflicts of interest may arise for Xinyang Wang. For example, it is in Farmmi Agricultural’s interest to collect as much service fees as possible from Nongyuan Network. However, as the shareholder and executive director (legal representative) of Nongyuan Network, Xinyang Wang may have personal benefits to limit the service fees paid by Nongyuan Network to Farmmi Agricultural. We cannot assure you that when conflicts of interest arise, this equity holder will act in the best interests of our company or that such conflicts will be resolved in our favor. We currently rely on Xinyang Wang to comply with the laws of China, which protect contracts. We also rely on the laws of Cayman Islands, under which directors and officers occupy a fiduciary position in relation to the company and owe duties to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, to exercise powers fairly as between different shareholders, and not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests, among other things. However, the legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If we cannot resolve any conflict of interest or dispute between us and the shareholder of our VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related business and companies.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involves significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC governmental regulation of the internet industry include, but are not limited to, the following.

We only have control over our websites through contractual arrangements due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our e-commerce business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MIIT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

We are required to obtain and maintain various licenses and permits and fulfill registration and filing requirements in order to conduct and operate our e-commerce websites. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

The Code for Cross-Border Electronic Commerce Commodity Operations and Services (T/CCPITCSC 009-2017) (hereinafter referred to as “Cross-Border Electronic Commerce Code”) and the Code for Mobile Electronic Commerce Commodity Operations and Services (T/CCPITCSC 009-2017) were formally implemented on March 1, 2018. In addition, the Electronic Commerce Law of the PRC was formally passed on August 31, 2018 and came into effect on January 1, 2019. These laws and regulations define and regulate e-commerce operations, e-commerce operators, e-commerce platform operators, e-commerce contracts, disputes and responsibilities, so as to regulate e-commerce activities. They are legally binding on our company’s electronic commerce platform Nongyuan Network and our online stores. As a result, our electronic commerce activities are subject to stricter legal constraints which cause potential legal risks.

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The Circular on Strengthening the Administration of Foreign Investment in an Operation of Value-added Telecommunications Business, issued by the MIIT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an Internet Content Provider license (“ICP license”) holder fails to comply with the requirements and also fails to remediate such non-compliance within a specified period of time, the MIIT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP license. As of April 19, 2021, ICP is not required to be renewed according to the announcement from Zhejiang Communications Administration. Currently, Nongyuan Network, our PRC consolidated VIE, holds an ICP license and operates our websites (farmmi88.com; Farmmi.com; Farmmi.com.cn). Nongyuan Network owns the relevant domain names and has the necessary personnel to operate such websites.

The interpretation and application of existing PRC law, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our e-commerce business. We cannot assure you that we have obtained all the permits or licenses required for conducting our e-commerce business in China or will be able to maintain our existing licenses or obtain new ones.

Our business may be materially and adversely affected if any of our PRC subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit these PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

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These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

While Ms. Yefang Zhang, a citizen of Saint Lucia, is not required to register with qualified bank according to the various SAFE registration requirements, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the EIT Law, that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters.

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Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management organ of Farmmi, Inc. (“FAMI”) is within the territory of China, FAMI may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Up to the date of this report, FAMI has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law.

Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in Circular 698, while the other provisions of Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is little practical experience regarding the application of SAT Bulletin 7 because it was issued in February 2015. During the effective period of SAT Circular 698, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

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In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of our PRC consolidated VIE to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the Ministry of Commerce or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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USE OF PROCEEDS

The Shares are being registered for the account of the Selling Shareholders. We will not receive any of the proceeds from the sale of the Shares.

PRIVATE PLACEMENT

On July 18, 2023, we issued to eleven investors, or the Selling Shareholders, in the aggregate 21,052,629 ordinary shares at a price of $0.38 per share in a private placement (the “Private Placement”). In connection with the Private Placement and pursuant to a securities purchase agreement between the Company and the investors dated July 12, 2023, or the SPA, we agreed that we will, at our own cost, take all measures within our legal capacity to aid any resale of the shares purchased by the investors pursuant to an effective registration statement under the Securities Act or under Rule 144 promulgated under the Securities Act. We agreed to pay for all costs and expenses incurred in connection with the registration for resale of such shares by the investors.

SELLING SHAREHOLDERS

We are registering the Shares previously issued to the Selling Shareholders in order to permit the Selling Shareholders to offer the Shares for resale from time to time. The Shares being offered by the Selling Shareholders are 21,052,629 ordinary shares. The Selling Shareholder have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of the ordinary shares held by the Selling Shareholder.

The second column lists the number of ordinary shares beneficially owned by the Selling Shareholders, based on its ownership of the ordinary shares, as of September 18, 2023.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of the SPA with the Selling Shareholders, this prospectus generally covers the resale of the number of ordinary shares issued to the Selling Shareholders in the “Private Placement” above. The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares listed below. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus	Number of Ordinary Shares of Owned After Offering
Man Kong (1)	2,105,263	2,105,263	-
Luk Keung Kong(2)	2,105,263	2,105,263	-
Xinhe Industry Limited (3)	2,105,263	2,105,263	-
Jukang Group Co., Limited(4)	2,105,263	2,105,263	-
Yunda Industry Limited(5)	1,755,822	1,755,822	-
Lixin Industrial Co., Limited(6)	1,665,230	1,665,230	-
YN International Group Limited(7)	2,105,263	2,105,263	-
BANTAN INTERNET TECHNOLOGY PTE LTD.(8)	2,105,263	2,105,263	-
CHINA LOAN GROUP CORP. LTD(9)	1,578,947	1,578,947	-
ASIA RUBBER RESOURCES LIMITED(10)	2,105,263	2,105,263	-
Sino-Can Adventure Inc.(11)	1,315,789	1,315,789	-

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(1)	The address for Man Kong is RM 7, 29/F, KOON MING HOUSE CHUNG MING COURT TSEUNG KWAN O NT, Hong Kong.

(2)	The address for Luk Keung Kong is 195 Shanghai Street, Yau Ma Tei, Kowloon, Hong Kong.

(3)	The address for Xinhe Industry Limited is Sertus Chambers, P.O.Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)	The address for Jukang Group Co., Limited is RM4, 16/F, HO KING COMM CTR, 2-16 FAYUEN ST, MONGKOK KOWLOON, HONG KONG.

(5)	The address for Yunda Industry Limited is 2/F,Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(6)	The address for Lixin Industrial Co., Limited is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(7)	The address for YN International Group Limited is 6/F RFCM, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(8)	The address for BANTAN INTERNET TECHNOLOGY PTE LTD is 152 BEACH ROAD, #14-03, GATEWAY EAST SINGAPORE .

(9)	The address for CHINA LOAN GROUP is 6/F RFCM, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(10)	The address for ASIA RUBBER RESOURCES LIMITED is 6/F Manulife Place, 348 Kwun Tong, Road, Kowloon, Hong Kong.

(11)	The address for Sino-Can Adventure Inc. is 1914 31 Ave SW, Calgary AB T2T 1S9, Canada

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Shareholder may sell all or a portion of the Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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The Selling Shareholder may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholder may transfer the Shares by other means not described in this prospectus. If the Selling Shareholder effects such transactions by selling the Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell the Shares short and deliver the Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge the Shares to broker-dealers that in turn may sell such Shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Shares owned by him and, if he defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares under this registration statement, estimated to be $57,500.00 in total, including, without limitation, Securities and Exchange Commission filing fees, legal counsel fees, and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$615.50
Legal Fees and Expenses	45,000.00	*
Accounting Fees and Expenses	5,000.00	*
Miscellaneous Expenses	5,000.00	*
Total Expenses	$55,615.50	*

* Estimated.

LEGAL MATTERS

Campbells LLP, Grand Cayman, Cayman Islands will pass upon the validity, under the laws of the Cayman Islands, of the issue of the Shares to the Selling Shareholders which are offered for resale by the Selling Shareholders in this offering. The address of Campbells LLP is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. Certain legal matters concerning this offering will be passed upon for us by Kaufman & Canoles, P.C. with respect to matters of U.S. law.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2022, have been audited by YCM CPA Inc., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

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We have been advised by our PRC counsel that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company, unless required to do so under section 139(2) of the Companies Act (as revised) of the Cayman Islands. That may turn on who is the judgment creditor as much as on the nature of the civil liability provision itself. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges not falling within section 139(2) of the Companies Act (as revised) of the Cayman Islands, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

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We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus:

•	Our Annual Report on Form 20-F for the year ended September 30, 2022, filed on February 13, 2023;

•	Our Current Report on Form 6-K furnished on February 17, 2023, March 23, 2023, March 30, 2023, April 14, 2023, April 24, 2023, July 19, 2023, August 31, 2023 and September 8, 2023; and

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-057-82612876 — telephone

Attn: Investor Relations

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Third Amended and Restated Memorandum and Articles of Association of the Registrant, the Registrant may indemnify its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by them otherwise than by reason of their own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by them in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. To be entitled to indemnification, these persons must not have acted dishonestly with willful default or through fraud.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, Zhejiang Province, the PRC on September 19, 2023.

FARMMI, INC.

By:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Lingge Wu
Name:	Lingge Wu
Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yefang Zhang and Lingge Wu, and each of them, her or his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-3.

SIGNATURE	TITLE	DATE

/s/ Yefang Zhang	Chief Executive Officer and Chairwoman of Board of Directors	September 19, 2023
Yefang Zhang	(Principal Executive Officer)

/s/ Lingge Wu	Chief Financial Officer	September 19, 2023
Lingge Wu	(Principal Accounting and Financial Officer)

/s/ Shangzhi Zhang	Authorized Representative in the United States	September 19, 2023
Shangzhi Zhang

/s/ Zhengyu Wang	Director	September 19, 2023
Zhengyu Wang

/s/ Qingyi Fu	Director	September 19, 2023
Qingyi Fu

/s/ Hongdao Qian	Director	September 19, 2023
Hongdao Qian

/s/ Hui Ruan	Director	September 19, 2023
Hui Ruan

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K furnished with the SEC on July 19, 2023)
5.1+	Opinion of Campbells
23.1+	Consent of YCM CPA Inc.
23.2+	Consent of Campbells (contained in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page of this filing).
107+	Filing Fee Table

+	Filed herewith.

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